EXHIBIT 10.6

AMENDMENT TO

401(k) SAVINGS PLAN

Morgan Stanley & Co. LLC (the “Company”) hereby amends the Morgan Stanley 401(k) Savings Plan (the “Plan”) as follows:

1. Effective as of the consummation of the transactions described in the Purchase Agreement by and among SCI Services, Inc., Ocwen Financial Corporation and certain other parties dated as of October 19, 2011, Appendix A shall be amended (i) by adding the date of the consummation of the transactions described in the Saxon Purchase Agreement (as defined below) at the end of the entry for SCI Services, Inc., Saxon Mortgage, Inc., Americas Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc. in the list of Participating Companies contained therein indicating the cessation of such entities’ participation in the Plan, and (ii) by adding the following new paragraph at the end of the Section headed “SCI Services, Inc., Saxon Mortgage, Inc., Americas Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc.”:

“Cessation of Participation of SCI Services, Inc., Saxon Mortgage, Inc., Americas Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc. Effective as of the consummation of the transactions described in the Purchase Agreement (the “Saxon Purchase Agreement”) by and among SCI Services, Inc., Ocwen Financial Corporation and certain other parties dated as of October 19, 2011 (the “Saxon Closing Date”), (i) SCI Services, Inc., Saxon Mortgage, Inc., Americas Moneyline, Inc., Saxon Mortgage Services, Inc. and Saxon Funding Management, Inc. and any subsidiaries (the “Saxon Companies”) shall cease to be Participating Companies in the Plan; (ii) employees of the Saxon Companies shall cease to actively participate in the Plan; and (iii) employees of the Saxon Companies described as “Business Employees” in the Saxon Purchase Agreement immediately prior to the Saxon Closing Date shall become fully vested in all amounts allocated to their Accounts. Any such Business Employee shall be treated as eligible to receive a Matching Contribution for 2012 pursuant to Section 6(k) of the Plan and such Matching Contribution shall be based on his or her 2012 Matched Contributions and Earnings prior to the Saxon Closing Date.”

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 28th day of February, 2012.

MORGAN STANLEY & CO. LLC

By:	/s/ JEFF BRODSKY
Title:	Global Head of Human Resources

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